Exhibit 99.5
DIGITAL INSIGHT CORPORATION
1997 STOCK PLAN
STOCK OPTION AGREEMENT
     Unless otherwise defined herein, the terms defined in the Digital Insight Corporation 1997 Stock Plan (the “Plan”), formerly the AnyTime Access, Inc. 1997 Stock Option Plan, shall have the same defined meanings in this Stock Option Agreement (this “Option Agreement”).
I.	NOTICE OF STOCK OPTION GRANT
[Name]
[Address]
[Address]
     The undersigned Optionee has been granted an Option to purchase Common Stock of the Company, subject to the terms and conditions of the Plan and this Option Agreement, as follows:
Grant Number:
Date of Grant:
Vesting Commencement Date:
Exercise Price per Share:
Total Number of Shares Granted:
Total Exercise Price:

Type of Option:	☐ Incentive Stock Option
(ISO to the maximum extent permissible under law)

☐ Nonstatutory Stock Option
Term/Expiration Date:
Vesting Schedule
     This Option shall be exercisable, in whole or in part, according to the following vesting schedule:
     ___% of the Shares subject to this Option shall vest ___months after the Date of Grant, provided that the Optionee continues to be a Service Provider on such date.

     In the event of the Involuntary Termination (as defined below) or termination without Cause (as defined below) of the Optionee’s employment or consulting relationship with the Company prior to twelve (12) months after the Date of Grant, this Option shall become fully vested and exercisable by the Optionee upon the date of such termination, at the exercise price per Share specified above (as adjusted for any stock splits, stock dividends and the like). Except as otherwise provided herein, if the Optionee ceases to be a Service Provider prior to twelve (12) months after the Date of Grant, (a) this Option shall not vest and shall automatically terminate and (b) the Shares subject to this option shall be deposited in the “Escrow Account” created pursuant to the terms of the Agreement and Plan of Merger, dated as of March 30, 2000, as amended, by and among the Company, ATA Acquisition Corp., and AnyTime Access, Inc.
     For purposes of the preceding paragraph, the following terms shall be defined as follows:
          “Involuntary Termination” means (a) a significant reduction in the position, duties and/or responsibilities of the Optionee from the position, duties and responsibilities of the Optionee prior to the Merger, (b) a greater than 10% reduction in the base compensation of the Optionee as in effect immediately prior to the Merger, (c) a requirement by the Company that the Optionee relocate or perform services at a location more than 50 miles from the present site of the Optionee’s current office, or (d) a significant reduction in the employee benefit plans and compensation programs applicable to the Optionee maintained by the Company prior to the Merger.
          “Cause” means (a) the Optionee’s loss of legal capacity, (b) personal dishonesty by the Optionee in performing his or her duties, (c) the Optionee’s gross negligence in performing his or her duties, (d) the Optionee’s insubordination or material failure to follow the policies, procedures, rules or regulations of the Company, (e) actions by the Optionee that are seriously detrimental to the reputation of the Company, or (f) the Optionee’s conviction of a felony.
Exercise After Termination of Service
     If (a) this Option vests pursuant to the terms described under “Vesting Schedule” above, and (b) the Optionee subsequently ceases to be a Service Provider, then this Option shall be exercisable as follows: (i) upon the Optionee’s death or disability, this Option may be exercised for one year after the Optionee ceases to be a Service Provider; or (ii) otherwise, this Option may be exercised for three (3) months after the Optionee ceases to be a Service Provider.
Expiration of Option
     In no event may the Optionee exercise this Option after the Term/Expiration Date set forth above.
Method of Exercise
     This Option, if vested pursuant to the terms described under “Vesting Schedule” above, may be exercised by the Optionee by written notice at any time (subject to the time period limitations described under “Exercise After Termination of Service” and “Expiration of Option” above) by delivering to the Company such notice and payment for the purchase price as described in Article II of this Option Agreement.

II. AGREEMENT
     1. Grant of Option. The Plan Administrator of the Company hereby grants to the Optionee (the “Optionee”) named in the Notice of Stock Option Grant (the ”Notice of Grant”), an option (the “Option”) to purchase the number of Shares set forth in the Notice of Grant, at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference.
     If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Section 422(d) of the Code, this Option shall be treated as a Nonstatutory Stock Option (“NSO”).
     2. Exercise of Option.
          (a) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the applicable provisions of the Plan and this Option Agreement.
          (b) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) which shall state the election to exercise this Option, the number of Shares with respect to which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.
     No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which this Option is exercised with respect to such Shares.
     3. [Intentionally Omitted].
     4. [Intentionally Omitted].
     5. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:
          (a) cash or check;
          (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or
          (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.
     6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any Applicable Law.
     7. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.
     8. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     9. Tax Consequences. Set forth below is a brief summary, as of the date of this Option, of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
          (a) Exercise of ISO. If this Option qualifies as an ISO, there will be no regular federal income tax liability upon the exercise of this Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to the alternative minimum tax in the year of exercise.
          (b) Exercise of Nonstatutory Stock Option. There may be a regular federal income tax liability upon the exercise of a Nonstatutory Stock Option. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from the Optionee’s compensation or collect from the Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.
          (c) Disposition of Shares. In the case of an NSO, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an ISO, if Shares transferred pursuant to this Option are held for at least one year after exercise and of at least two years after the Date of Grant, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an ISO are disposed of within one year after exercise or two years after the Date of Grant, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (1) the Fair Market Value of the Shares on the date of exercise, or (2) the sale price of the Shares. Any additional gain will be taxed as capital gain, short-term or long-term depending on the period that the ISO Shares were held.
     (d) Notice of Disqualifying Disposition of ISO Shares. If this Option is an ISO, and if the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (1) the date two years after the Date of Grant, or (2) the date one year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     10. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of California.
     11. No Guarantee of Continued Service. THE OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). THE OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH THE OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE THE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
[Remainder of page left blank intentionally]

     The Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. The Optionee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understands all provisions of this Option Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. The Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE	DIGITAL INSIGHT CORPORATION

By:
Signature	Signature
Its:
Print Name

Residence Address:	Address:

26025 Mureau Road

Calabasas, California 91302

EXHIBIT A
1997 STOCK PLAN
EXERCISE NOTICE
Digital Insight Corporation
26025 Mureau Road
Calabasas, California 91302
Attention:
     1. Exercise of Option. Effective as of today,                     , 20     , the undersigned (the “Optionee”) hereby elects to exercise the Optionee’s option to purchase            shares of the Common Stock (the “Shares”) of Digital Insight Corporation (the “Company”) under and pursuant to the 1997 Stock Plan (the “Plan”) and the Stock Option Agreement dated                     , 20      (the “Option Agreement”).
     2. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares, as set forth in the Option Agreement.
     3. Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.
     4. Rights as Shareholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 12 of the Plan.
     5. [Intentionally Omitted].
     6. Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Shares and that the Optionee is not relying on the Company for any tax advice.
     7. [Intentionally Omitted].
     8. Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth,

A-1

this Agreement shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.
     9. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Optionee or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.
     10. Governing Law; Severability. This Agreement is governed by the internal substantive laws but not the choice of law rules, of California.
     11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee.

Submitted by:	Accepted by:

OPTIONEE	DIGITAL INSIGHT CORPORATION

By:
Signature	Signature
Its:
Print Name

Residence Address:	Address:

26025 Mureau Road

Calabasas, California 91302

Date Received

A-2